Exhibit 10.1

Execution Version

FOURTH AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT

This FOURTH AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT (this “Fourth Amendment”) is dated as of the 29th day of June, 2015 (the “Fourth Amendment Date”) by and between Brighthaven Ventures, L.L.C., a North Carolina limited liability company having its registered office at 3200 East Hwy. 54, Suite 100, Research Triangle Park, NC 27709 (“BHV”) and Islet Sciences, Inc., a Nevada corporation having its principal place of business at 6601 Six Forks Rd., Suite 140, Raleigh, NC 27615 (“ISLT”).  All capitalized terms used in this Fourth Amendment and not otherwise defined herein shall have the meanings set forth in the Agreement.

WITNESSETH THAT:

WHEREAS, BHV and ISLT entered into the Exclusive License Agreement dated March 3, 2015, as amended on May 29, 2015, June 14, 2015 and June 22, 2015 (the “Agreement”); and

WHEREAS, in accordance with Article 29 of the Agreement, BHV and ISLT wish to amend the Agreement as set forth in this Fourth Amendment;

NOW, THEREFORE, in consideration of the covenants and obligations expressed herein, and intending to be legally bound, the Parties hereto agree as follows:

1.           The fourth sentence of Article 33 of the Agreement (in which the Financing Period is defined) is hereby deleted and replaced with the following:

The “Financing Period” shall constitute that period of time beginning on the Execution Date and ending on July 6, 2015.

2.           This Fourth Amendment is limited as specified and shall not constitute a modification, amendment or waiver of any other provision of the Agreement.  Except as amended by this Fourth Amendment, the Agreement shall remain in full force and effect, subject to and in accordance with Article 33 of the Agreement.  For clarity, the Effectiveness Condition shall not be deemed to have been met, and the Effective Date shall not be deemed to have occurred, by virtue of this Fourth Amendment.  The Effective Date shall only occur, if at all, upon the satisfaction of the Effectiveness Condition prior to the end of the Financing Period (as such definition is amended by this Fourth Amendment) in accordance with Article 33 of the Agreement.

3.           The Fourth Amendment is effective as of the Fourth Amendment Date.  This Fourth Amendment may be executed by the Parties in one or more identical counterparts, all of which together will constitute this Fourth Amendment.  If this Fourth Amendment is executed in counterparts, no signatory hereto will be bound until both Parties have duly executed a counterpart of this Fourth Amendment.

[signature page to follow]

[Signature Page to Fourth Amendment to Exclusive License Agreement]

IN WITNESS WHEREOF, the Parties by their respective authorized representatives, have executed this Fourth Amendment to the Agreement.

Brighthaven Ventures, L.L.C.

By: /s/ Bentley Cheatham

Bentley Cheatham, Ph.D.

Title: Chief Executive Officer

Islet Sciences, Inc.

By: /s/ Steven R. Delmar

Steven R. Delmar

Title: Chief Financial Officer